EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held February 2, 2012 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 2nd, 2012 by dialing 855-859-2056, access code 40180757. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2011

Lake Forest, Illinois, February 2, 2012—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and full year of 2011.

Revenues for the quarter ended December 31, 2011 were $446.6 million, up 13.5% from $393.5 million from the fourth quarter last year.  Acquisitions less than 12 months old contributed approximately $48.9 million to the growth in revenues.  The impact on revenues from foreign exchange in the quarter was $2.5 million unfavorable.  Gross profit was $201.5 million, up 10.4% from $182.5 million in the fourth quarter last year.  Gross profit as a percent of revenue was 45.1% compared with 46.4% in the fourth quarter of 2010.

Net income attributable to Stericycle for the fourth quarter of 2011 was $64.3 million or $0.74 per diluted share compared with $50.0 million or $0.57 per diluted share for the fourth quarter of 2010.  Net income attributable to Stericycle for the fourth quarter of 2011 and fourth quarter of 2010 includes acquisition expenses, restructuring costs, and other items.  Excluding the effects of these items, non-GAAP earnings per diluted share were $0.76 for the fourth quarter of 2011 (see table below).  Our non-GAAP earnings per diluted share increased 11.0% from our non-GAAP earnings per diluted share of $0.69 in the fourth quarter of 2010.

FULL YEAR RESULTS

For the year ended December 31, 2011, revenues were $1.676 billion, up 16.4% from $1.439 billion last year. Acquisitions less than 12 months old contributed approximately $158.2 million to the growth in revenues.  The impact on revenues from foreign exchange for the full year was $11.2 million favorable.    Gross profit was $760.7 million, up 14.0% from $667.4 million in 2010.  Gross profit as a percent of revenue was 45.4% compared with 46.4% in 2010.  Earnings per diluted share increased to $2.69 in 2011 from $2.39 in 2010.  Non-GAAP earnings per diluted share, when adjusted for various items, increased to $2.85 in 2011 from $2.52 in 2010, a 13.1% increase (see table below):

Table to reconcile non-GAAP EPS to GAAP EPS
	Three months ended December 31,				Years ending December 31,
			Change				Change
	2011	2010	$	%	2011	2010	$	%
GAAP EPS	$0.74	$0.57	$0.17	29.6%	$2.69	$2.39	$0.30	12.4%
Acquisition expenses	(0.01)	0.07			0.12	0.10
Restructuring Costs/Other	(0.01)	0.04			0.04	0.03
Non-GAAP EPS (adjusted)	$0.76	$0.69	$0.08	11.0%	$2.85	$2.52	$0.33	13.1%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $306.1 million for the full year of 2011.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	December 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$22,511	$79,276
Short-term investments	416	16,248
Accounts receivable, less allowance for doubtful accounts of $18,905 in 2011 and $10,845 in 2010	290,854	214,899
Deferred income taxes	19,314	16,824
Prepaid expenses	22,466	16,038
Other current assets	35,035	25,403
Total Current Assets	390,596	368,688
Property, Plant and Equipment, net	293,912	267,971
Other Assets:
Goodwill	1,913,703	1,595,764
Intangible assets, less accumulated amortization of $42,050 in 2011 and $28,394 in 2010	546,618	375,174
Other	32,261	31,426
Total Other Assets	2,492,582	2,002,364
Total Assets	$3,177,090	$2,639,023

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$100,526	$91,406
Accounts payable	66,635	54,777
Accrued liabilities	150,619	134,355
Deferred revenues	12,855	14,455
Other current liabilities	6,377	13,496
Total Current Liabilities	337,012	308,489
Long-term debt, net of current portion	1,284,113	1,014,222
Deferred income taxes	313,733	222,647
Other liabilities	14,981	13,315
Equity:
Common stock (par value $.01 per share, 120,000,000 authorized, 84,696,227 issued and outstanding in 2011, and 85,242,387 issued and outstanding in 2010)	847	852
Additional paid-in capital	--	46,945
Accumulated other comprehensive income	(45,984)	(16,869)
Retained earnings	1,243,303	1,017,497
Total Stericycle, Inc.’s Equity	1,198,166	1,048,425
Noncontrolling interest	29,085	31,925
Total Equity	1,227,251	1,080,350
Total Liabilities and Equity	$3,177,090	$2,639,023

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except share and per share data
	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	(Unaudited)				(Unaudited)		(Audited)
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	446,557	100.0	393,489	100.0	1,676,048	100.0	1,439,388	100.0
Cost of revenues	234,342	52.5	200,791	51.0	874,115	52.2	733,416	51.0
Depreciation - cost of revenues	10,697	2.4	10,042	2.6	41,135	2.5	37,025	2.6
Restructuring costs	--	0.0	181	0.0	54	0.0	1,520	0.1
Gross profit	201,518	45.1	182,475	46.4	760,744	45.4	667,427	46.4
Selling, general and administrative expenses	76,962	17.2	70,353	17.9	291,777	17.4	261,460	18.2
Depreciation - SG&A	2,195	0.5	2,066	0.5	8,642	0.5	6,941	0.5
Amortization	5,167	1.2	3,267	0.8	16,269	1.0	9,919	0.7
Total SG&A expense and amortization	84,324	18.9	75,686	19.2	316,688	18.9	278,320	19.3
Income from operations before acquisition, integration, and other expenses	117,194	26.2	106,789	27.1	444,056	26.5	389,107	27.0
Acquisition expenses	(2,771)	-0.6	6,272	1.6	9,483	0.6	9,519	0.7
Restructuring costs and plant closure expense	3,680	0.8	5,744	1.5	4,712	0.3	6,851	0.5
Litigation settlement	725	0.2	-	0.0	1,185	0.1	897	0.1
Loss/(gain) on sale of assets	(340)	-0.1	-	0.0	19	0.0	(2,955)	-0.2
Integration expenses	480	0.1	859	0.2	4,346	0.3	4,112	0.3
Income from operations	115,384	25.8	93,914	23.9	424,311	25.3	370,683	25.8
Other income (expense):
Interest income	315	0.1	72	0.0	799	0.0	266	0.0
Interest expense	(13,018)	-2.9	(10,739)	-2.7	(49,431)	-2.9	(37,081)	-2.6
Other expense, net	(1,696)	-0.4	(453)	-0.1	(3,355)	-0.2	(2,015)	-0.1
Total other income (expense)	(14,399)	-3.2	(11,120)	-2.8	(51,987)	-3.1	(38,830)	-2.7
Income before income taxes	100,985	22.6	82,794	21.0	372,324	22.2	331,853	23.1
Income tax expense	35,862	8.0	32,037	8.1	134,981	8.1	121,396	8.4
Net income	65,123	14.6	50,757	12.9	237,751	14.2	210,457	14.6
Less: net income attributable to noncontrolling interests	835	0.2	777	0.2	2,592	0.2	2,578	0.2
Net income attributable to Stericycle, Inc.	64,288	14.4	49,980	12.7	234,751	14.0	207,879	14.4

Earnings per share-diluted	0.74		0.57		2.69		2.39

Weighted average number of common shares outstanding-diluted	86,635,383		87,279,853		87,367,712		86,962,651

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	Years Ended December 31,
	2011	2010
	(Unaudited)	(Audited)
OPERATING ACTIVITIES:
Net income	$237,343	$210,457
Adjustments to reconcile net income to net cash provided by operating activities:
Loss / (gain) on sale of business	19	(2,955)
Restructuring and plant closure costs	2,756	5,571
Write down of other assets	1,256	--
Change in fair value of contingent consideration	(7,221)	--
Accelerated amortization of term loan financing fees	1,241	--
Stock compensation expense	15,367	15,298
Excess tax benefit of stock options exercised	(17,410)	(24,687)
Depreciation	49,777	43,966
Amortization	16,269	9,919
Deferred income taxes	31,837	26,312
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(31,821)	(20,270)
Accounts payable	(12,539)	(165)
Accrued liabilities	31,754	56,578
Deferred revenues	(1,997)	(878)
Other assets and liabilities	(10,527)	6,524
Net cash provided by operating activities	306,104	325,670

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(479,661)	(190,430)
Proceeds from / (purchases of) short-term investments	15,942	(14,732)
Proceeds from sale of business and other assets	2,371	8,000
Capital expenditures	(53,301)	(48,320)
Net cash used in investing activities	(514,649)	(245,482)

FINANCING ACTIVITIES:
Repayment of long-term debt and other obligations	(39,536)	(42,377)
Net borrowings / (repayments) on senior credit facility	270,827	(342,796)
Proceeds from private placement of long-term note	--	400,000
Payments of deferred financing costs	(3,740)	(5,757)
Payments on capital lease obligations	(3,333)	(2,894)
Purchase and cancellation of treasury stock	(124,056)	(94,335)
Payments to noncontrolling interests	(534)	--
Proceeds from other issuance of common stock	31,286	49,907
Excess tax benefit of stock options exercised	17,410	24,687
Net cash provided by / (used in) financing activities	148,324	(13,565)
Effect of exchange rate changes on cash	3,456	(3,114)
Net (decrease) / increase in cash and cash equivalents	(56,765)	63,509
Cash and cash equivalents at beginning of year	79,276	15,767
Cash and cash equivalents at end of year	$22,511	$79,276

NON-CASH ACTIVITIES:
Net issuance of obligations for certain acquisitions	$58,338	$96,295